  Exhibit 2.1

SECOND AMENDMENT TO PLAN OF MERGER AND EQUITY PURCHASE AGREEMENT

This Second Amendment to Plan of Merger and Equity Purchase Agreement (this “Amendment”), dated July 20, 2021, is entered into by and among RumbleOn, Inc., a Nevada corporation (the “Purchaser”), RO Merger Sub I, Inc., an Arizona corporation and wholly owned subsidiary of Purchaser (“Merger Sub I”), RO Merger Sub II, Inc., an Arizona corporation and wholly owned subsidiary of Purchaser (“Merger Sub II”), RO Merger Sub III, Inc., an Arizona corporation and wholly owned subsidiary of Purchaser (“Merger Sub III”), RO Merger Sub IV, Inc., an Arizona corporation and wholly owned subsidiary of Purchaser (“Merger Sub IV”), RO Merger Sub V, Inc., a Delaware corporation and wholly owned subsidiary of Purchaser (“Merger Sub V” and together with Merger Sub I, Merger Sub II, and Merger Sub III, and Merger Sub IV, the “Merger Subs”), C&W Motors, Inc., an Arizona corporation, CMG Powersports, Inc., a Delaware corporation (“CMG Powersports”), Metro Motorcycle, Inc., an Arizona corporation, Tucson Motorcycles, Inc., an Arizona corporation, and Tucson Motorsports, Inc., an Arizona corporation, William Coulter, an individual (“Coulter”), Mark Tkach, an individual (“Tkach” and together with Coulter, the “Principal Owners”), and each other Person who owns an Equity Interest (as defined below) in any Transferred Entity (as defined below) and executes a Seller Joinder (as defined below) (together with the Principal Owners, the “Sellers” and each, a “Seller”), and Mark Tkach, as the representative of the Sellers (the “Sellers’ Representative”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, Purchaser, the Merger Subs, the Principal Owners, Sellers’ Representative, and the other parties signatory thereto entered into that certain Plan of Merger and Equity Purchase Agreement, dated as of March 12, 2021, and that certain Joinder and First Amendment to Plan of Merger and Equity Purchase Agreement, dated as of June 17, 2021 (collectively, as amended, the “Purchase Agreement”); and

WHEREAS, the Parties hereto wish to further amend the Purchase Agreement to (a) modify the terms under which either the Purchaser or Sellers’ Representative may terminate the Purchase Agreement by extending the Outside Closing Date provided in Section 12.1(b)(i) of the Purchase Agreement and (b) update Schedule 8.10 thereto to reflect additional restricted stock units to be issued at or prior to the Closing.

NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Amendment of Schedule 8.10. Schedule 8.10 to the Purchase Agreement is hereby deleted in its entirety and replaced with Schedule 8.10 attached hereto.

2. Amendment of Section 12.1(b)(i). Section 12.1(b)(i) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(i)
the Closing has not occurred by September 12, 2021 (the “Outside Closing Date”); provided, that the right to terminate under this Section 12.1(b)(i) shall not be available to any Party whose breach of its obligations, covenants, representations or warranties has been the primary cause of the failure to consummate the transactions by the Outside Closing Date; provided, further, that if the Closing has not occurred by the Outside Closing Date solely as a result of a failure to obtain approval of any Factory, Sellers’ Representative may, in his sole discretion, extend the Outside Closing Date until thirty (30) days following the final resolution of any and all proceedings with a Factory;”

3. Purchase Agreement Otherwise Unchanged. Except as expressly provided herein, the Purchase Agreement shall remain unchanged and in full force and effect. Each reference to “this Agreement” or “the Purchase Agreement” and words of similar import in the Purchase Agreement and in the agreements and other documents contemplated by the Purchase Agreement shall be a reference to the Purchase Agreement, as amended hereby, and as the same may be further amended, restated, supplemented and otherwise modified and in effect from time to time.

4. Governing Law; Jury Trial. This Amendment shall be governed by and interpreted in accordance with the same laws and in the same manner as the Purchase Agreement and Sections 11.1 and 13.7 of the Purchase Agreement are incorporated herein by reference, mutatis mutandis.

5. Miscellaneous. This Amendment shall be binding upon and inure to the benefit of each party to the Purchase Agreement and its successors and permitted assigns. The headings in this Amendment are for reference only and shall not affect the meaning or interpretation of this Amendment. This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same instrument. Delivery of an executed counterpart of this Amendment electronically, via email or .pdf, or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment

* * * * *

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date and year first set forth above.

PURCHASER:

RUMBLEON, INC.

By: /s/ Marshall Chesrown
Name: Marshall Chesrown
Title: Chairman of the Board and Chief Executive Officer

SELLERS:

By: /s/ Mark Tkach
Name: Mark Tkach

SELLERS’ REPRESENTATIVE, on behalf of the Sellers

By: /s/ Mark Tkach
Name: Mark Tkach

MERGED ENTITIES:

C&W MOTORS, INC.,
an Arizona corporation

By: /s/ William Coulter
Name: William Coulter
Title: Authorized Officer

METRO MOTORCYCLE, INC.,
an Arizona corporation

By: /s/ William Coulter
Name: William Coulter
Title: Authorized Officer

TUCSON MOTORCYCLES, INC.,
an Arizona corporation

By: /s/ William Coulter
Name: William Coulter
Title: Authorized Officer

TUCSON MOTORSPORTS, INC.,
an Arizona corporation

By: /s/ William Coulter
Name: William Coulter
Title: Authorized Officer

CMG POWERSPORTS, INC.,
a Delaware corporation

By: /s/ William Coulter
Name: William Coulter
Title: Authorized Officer

MERGER SUBS:

RO MERGER SUB I, INC.,
an Arizona corporation

By: /s/ Marshall Chesrown
Name: Marshall Chesrown
Title: President

RO MERGER SUB II, INC.,
an Arizona corporation

By: /s/ Marshall Chesrown
Name: Marshall Chesrown
Title: President

RO MERGER SUB III, INC.,
an Arizona corporation

By: /s/ Marshall Chesrown
Name: Marshall Chesrown
Title: President

RO MERGER SUB IV, INC.,
an Arizona corporation

By: /s/ Marshall Chesrown
Name: Marshall Chesrown
Title: President

RO MERGER SUB V, INC.,
a Delaware corporation

By: /s/ Marshall Chesrown
Name: Marshall Chesrown
Title: President